                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): October 21, 2002



                               TELOS CORPORATION
              (Exact name of registrant as specified in charter)


        Maryland                     1-8443                     52-0880974
(State of Incorporation)     (Commission File Number)   (I.R.S. Employer ID No.)

    19886 Ashburn Road, Ashburn, Virginia                     20147-2358
   (Address of principle executive offices)                   (Zip Code)




         Registrant's telephone number, including area code
                              (703) 724-3800

Item 5.  Other Events.

         On October 21, 2002 Telos Corporation, a Maryland corporation ("the Company"), and its subsidiaries, entered into a new $22.5 million Loan and Security Agreement (the "Credit Agreement") with Foothill Capital Corporation, a Wells Fargo Company, as the arranger and administrative agent. The Credit Agreement replaces the registrant's previous loan facility with Endeavor L.L.C..

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be filed on its behalf by the undersigned, thereunto duly authorized.

                                                 Telos Corporation

Date:  November 1, 2002                             By: \s\ Thomas J. Ferrara
                                                        Thomas J. Ferrara
                                                        Chief Financial Officer